UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 19, 2007)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350
New York, New York 10271

(Address of principal executive offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2007, ACI Worldwide, Inc., a Delaware corporation formerly known as Transaction Systems Architects, Inc. (the “Company”), received a written Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (the “2007 Form 10-K”).  The regulatory filing date for the 2007 Form 10-K was November 29, 2007.  As a result, the Company’s common stock is subject to delisting from The NASDAQ Global Select Market. NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on December 21, 2007, disclosing its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company was unable to timely file its 2007 Form 10-K for the reasons previously announced by the Company on November 28, 2007 due to the fact that the Company had not yet completed the procedures needed to close the fiscal 2007 financial year, primarily in the areas of income taxes and internal controls testing and evaluation. This initial delay was a result of the compressed timeframe stemming from the Company’s filing of four regulatory reports in the preceding four and half months.   Although the Company is substantially complete with its fiscal 2007 close, the Company’s filing of its 2007 Form 10-K was further delayed, as announced on December 17, 2007, due to the fact that the Company is reviewing certain tax deductions previously taken on its US federal tax returns for fiscal years September 30, 2004 through 2006.  The Company is still evaluating the impact to its financial statements, if any, from this analysis.  The Company intends to continue to devote all available resources with the objective of filing its fiscal 2007 Form 10-K as promptly as practicable.

The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the hearing panel, the Company’s common stock will continue to be traded on The NASDAQ Global Select Market.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Henry C. Lyons
Henry C. Lyons
Senior Vice President and Chief Financial Officer

Date:  December 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 21, 2007